                                 AMENDMENT NO. 3
                                       TO
                                SERVICE AGREEMENT


WHEREAS, Presidential Life Insurance Company ("Presidential") and Integrated Administrative Services Corporation ("IASC") entered into that certain Service Agreement dated as of October 14, 1987 and amended by Amendment No. 1 dated as of December 1, 1988 and Amendment No. 2 (the "Service Agreement") concerning administrative services to be performed by IASC for certain variable annuity contracts issued by Presidential;

WHEREAS, IASC subsequently changed its name to Anchor National Services, Inc. ("ANSI"); and

WHEREAS, ANSI subsequently notified Presidential that effective
September 3, 1991 it was assigning its rights and obligations under the Service Agreement to its affiliated company, First SunAmerica Life Insurance Company ("First SunAmerica") pursuant to Section 11.01 of the Service Agreement;

NOW, THEREFORE, Presidential and First SunAmerica acknowledge that such assignment has been made; and

First SunAmerica agrees to assume ANSI's rights and obligations under the Service Agreement, provided that the acceptance of such assignment or the execution of this Amendment No. 3 by First SunAmerica does not affect in any way First SunAmerica's or ANSI's position set forth in: 1) the letter dated March 22, 1991 from Andrew Chua to Phillip Siegel; 2) the letter dated April 17, 1991 from Robert P. Saltzman to Herbert Kurz; or 3) the letter dated October 15, 1991 from Robert P. Saltzman to Herbert Kurz.

IN WITNESS WHEREOF, Presidential and First SunAmerica have caused this Amendment No. 3 to the Service Agreement to be executed by and through their duly authorized officers as of the date set forth below.



                                       Presidential Life Insurance Company
Date: March 30, 1993


                                        By: [SIG]
                                            ----------------------------------
                                            Name:
                                            Title:


                                       First SunAmerica Life Insurance Company


Date: March 23, 1993                   By: /s/ SCOTT GILLIS
                                           ------------------------------------
                                           Name:  Scott Gillis
                                           Title: Vice President & Controller

                                SERVICE AGREEMENT

            AGREEMENT made as of the 14th day of October, 1987, by and between the Presidential Life Insurance Company ("Presidential"), a New York corporation, having its principal office and place of business at 69 Lydecker Street, Nyack, New York, and Integrated Administrative Services Corporation ("IASC"), a Delaware corporation, having its principal office and place of business at 1331 Seventeenth Street, Denver, Colorado.

            WHEREAS, IASC is in the business of performing administrative services in connection with certain variable annuity contracts issued by life insurance companies affiliated with IASC and;

            WHEREAS, IASC has contracted for the use of one or more computerized data processing recordkeeping systems for annuity processing and administration (hereinafter sometimes referred to as the "IASC System") and has the necessary data processing equipment and personnel (hereinafter sometimes referred to as the "Facilities" or "IASC's Facilities") to provide and support remote terminal access to the IASC System and Facilities for the maintenance of annuity records, processing of information and the generation of output and reports with respect thereto; and

            WHEREAS, Presidential desires to appoint and retain IASC as its agent to perform the administrative services set forth in this Agreement with respect to certain variable annuity contracts to be offered by it (the "Contracts") and IASC desires to accept such appointment;

             NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

             SECTION 1   Appointment of IASC

            1.01 Subject to the provisions of this Agreement, Presidential hereby appoints and retains IASC as its agent to perform the administrative services described in Exhibit A with respect to the Contracts, and IASC hereby agrees to perform such administrative services, subject to the provisions of this Agreement. IASC hereby agrees to use such System and Facilities to maintain records of information and data transmitted to it by Presidential with respect to the Contracts and to deliver or transmit to Presidential and/or its policyholders such output as is described on Exhibit A.

            1.02 Presidential shall provide to IASC at IASC's Facilities in Denver, Colorado, such information and data as is required to maintain the records and generate the output and perform the administrative services required hereunder with respect to the Contracts.

            1.03 IASC agrees to use its best efforts to provide training for Presidential personnel at Denver, Colorado in connection with the use and operation of the IASC System. IASC shall provide, without cost to Presidential, any necessary training at IASC's Facility. All travel and out-of-pocket expense incurred by Presidential personnel in connection with and during training at IASC's Facility shall be borne by Presidential.

            1.04 IASC will make on-line access to the IASC System available to Presidential between the hours of 6:00 a.m. and 6:00 p.m., Mountain Time, Monday through Friday, except for such holidays as are indicated in the prospectus for any Contract subject to this Agreement. Access to the System at other times will be by mutual agreement.

            SECTION 2 Term

            2.01 Subject to termination as hereinafter provided, this Agreement shall remain in force and effect for an initial term of three (3) years plus the interval from the date of this Agreement to the date when the first Contract is actually issued, and shall continue in force and effect from year to year thereafter until terminated as herein provided, each such additional year being an additional term of this Agreement.

            2.02 To the extent that this Agreement is terminated as hereinafter provided, IASC agrees that, in order to assist in providing uninterrupted service to Presidential, IASC shall provide necessary assistance to Presidential in converting the records of Presidential from the IASC System to whatever service or system is selected by Presidential (subject to reimbursement to IASC for its out-of-pocket expenses such as postage and special request charges levied by vendors in rendering such assistance), except that all records, files, and documents relating to the Contracts, both machine readable and non-machine readable, are the property of Presidential and shall be given to Presidential at no charge.

            SECTION 3 Fees and Expenses

            3.01 Presidential shall pay to IASC the fees and charges described in Exhibit B, as modified in accordance with the provisions of Section 9.03 hereof, if applicable.

            3.02 Presidential shall also reimburse IASC for all reasonable out-of-pocket expenses incurred by IASC in the performance of this Agreement (except that the start up costs related to commencement of services hereunder shall be borne by IASC). Such out-of-pocket expenses shall include, without limitation, the cost of obtaining customized letterhead, envelopes, forms and other stock bearing the name of Presidential, provided that such expenses relating to Presidential stock are approved in advance by Presidential. While it is anticipated that Presidential will make its own arrangements for the installation of transmission facilities or equipment at Presidential's locations, in the event that Presidential requests IASC to obtain any such facilities or equipment for Presidential they shall be provided at cost; provided that such expenses are approved in advance by Presidential.

            SECTION 4 Representations and Warranties of IASC


            IASC represents and warrants to Presidential as follows:


            4.01 It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

            4.02 It is empowered under applicable laws and by its charter and bylaws to enter into and perform the services contemplated in this Agreement.

            4.03 All requisite corporate proceedings have been taken to authorize it to enter into and perform the services contemplated in this Agreement.

            4.04 It has and will continue to have and maintain the necessary facilities, systems, equipment, and personnel to perform its duties and obligations under this Agreement, including but not limited to outputs and services as outlined on Exhibit A in accordance with the prospectus and applicable State and Federal laws and regulations.

            SECTION 5 Representations and Warranties of Presidential

            Presidential represents and warrants to IASC as follows:

            5.01 It is a corporation duly organized and existing and in good standing under the laws of the State of New York.

            5.02 It is qualified and licensed to carry on its business in those jurisdictions in which it transacts business and is required to be qualified or licensed.

            5.03 It is empowered under the applicable laws and regulations and by its charter and bylaws to enter into and perform this Agreement, subject to appropriate SEC clearance and New York State Insurance Department approval.

            5.04 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

            5.05 Each registration statement required under the Securities Act of 1933, as amended, with respect to the Contracts will, so long during the term hereof as such Contracts are offered, be, in effect.

            5.06 Each Separate Account relating to the Contracts will, so long during the term hereof as such Separate Account is outstanding, continue to be registered under the Investment Company Act of 1940, as amended.

            5.07 It will comply and will continue to be in compliance in all material respects with insurance or securities laws applicable to it and the offering, sale and maintenance of the Contracts.

            SECTION 6 Indemnification

            6.01 IASC shall not be responsible for, and Presidential shall indemnify and hold IASC and its officers, directors, shareholders, employees and agents harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising out of or attributable to:

            a) Any actions taken by IASC in good faith and due diligence in compliance with the terms of this Agreement;

            b) Any failure by Presidential to comply with Federal, state or local laws or regulations with respect to the Contracts or records maintained, which is not caused, directly or indirectly, by IASC's acts or failure to act;

            c) Presidential's willful refusal or failure to comply with the terms of this Agreement, or which arise out of Presidential's gross negligence or willful misconduct or which arise out of the breach of any representation or warranty of Presidential hereunder;

            d) Presidential's errors and mistakes in the use of the System, Facilities and control procedures;

            e) IASC's reliance on, or use of, in performing its duties and obligations hereunder, information, data, records and documents received by IASC from Presidential;

            f) The reliance on, or the carrying out of, any instructions or requests of Presidential pertaining to the normal day-to-day operations and functions of the IASC System made by any persons whose names are furnished to IASC as "Authorized Personnel" by Presidential from time to time.

            6.02 Presidential shall not be responsible for, and IASC shall indemnify and hold Presidential and its officers, directors, shareholders, employees and agents harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising out of or attributable to:

            a) Any actions taken by Presidential in good faith and due diligence in compliance with the terms of this Agreement;

            b) IASC'S willful refusal or failure to comply with the terms of this Agreement, or which arise out of IASC's gross negligence or willful misconduct or which arise out of the breach of any representation or warranty of IASC hereunder;

            c) IASC's errors and mistakes in the System, Facilities and control procedures, or in the use thereof;

            d) Presidential's reliance on or use of, in performing its duties and obligations hereunder, information, data, records and documents received by Presidential from IASC;

            e)    Any breach by IASC of the terms of this Agreement.


            6.03 Upon receiving notice of a claim for which one party (the "Indemnifying Party") may be required to indemnify the other (the "Indemnified Party"), the Indemnified Party shall promptly give notice thereof to the Indemnifying Party; provided, however, that the obligation of the Indemnifying Party shall not be reduced on account of the failure or delay of the Indemnified Party to give such notice, except to the extent of the failure or delay. The Indemnifying Party may participate in the defense of such claim, and if it elects to so participate, the Indemnified Party will not compromise or settle such claim without the prior written consent of the Indemnifying Party.

            6.04 Any provision of this Agreement to the contrary notwithstanding, IASC shall have no liability to Presidential arising out of any action or failure to act by IASC:

            (a) Based upon any opinion of Presidential's counsel, any instruction furnished to it by Presidential or any order or decree of any court, regulatory body or administrative agency;

            (b) Caused by any act of God, strike, equipment or transmission failure or damage, or other event beyond its control; or

            (c) In connection with any legal obligation as a result of services provided hereunder to register, qualify or obtain a license to act as a broker/dealer, transfer agent, insurance company, or agency thereof, unless Presidential is materially and adversely affected thereby.

            6.05 In the event IASC is unable to perform its obligations under the terms of this Agreement because of any act of God, strike, equipment or transmission failure or damage, or other event beyond its control, IASC will use its best efforts to assist Presidential to obtain alternate sources of service.

            6.06 At any time IASC may apply to a person whose name has been furnished to IASC by Presidential as a person authorized to give instructions under this section with respect to any matter arising in connection with this Agreement. IASC shall not be liable for, and shall be indemnified by Presidential against, any action taken or omitted by IASC in good faith in reliance upon such instructions.

            6.07 Presidential shall immediately provide IASC with written notice of any change of authority of persons authorized to provide IASC with instructions or directions relating to services to be performed by IASC under this Agreement.

            6.08 In the event malfunction of the IASC System causes an error or mistake in any record, report, data, information or output under the terms of this Agreement, IASC shall at its expense immediately correct and reprocess such records; provided that Presidential shall, upon detection of an error or mistake, promptly notify IASC of such error or mistake, such notice to be subsequently confirmed in writing.

            SECTION 7 Covenants of IASC

            7.01 IASC shall maintain the appropriate computer files of all information and data provided by Presidential. It is expressly understood that all such data provided by Presidential and maintained remains the exclusive property of Presidential.

            7.02 IASC shall assure that back up computer tape files are maintained on a daily basis stored in an off-premises locations and that alternative equipment and transmission facilities are available in the event the primary equipment or transmission facilities are damaged or unavailable for whatever reason. The purpose of back up and recovery procedures is to permit file recovery in the event of destruction of normal processing files. Presidential may review the procedures in effect and inspect the storage facility upon demand.

            7.03 IASC shall maintain in effect the insurance coverages described in Exhibit C attached hereto provided that such coverage is available from a domestic insurance carrier at a reasonable cost to IASC. Reasonable cost shall mean the cost of similar coverage in like amounts to similar entities. IASC shall not voluntarily cause any termination, reduction or alteration of these coverages without thirty (30) days prior written notice to Presidential.

            7.04 All information furnished by Presidential to IASC hereunder is confidential and IASC shall not disclose such information, directly or indirectly to any third party except to the extent that it is necessary for IASC to do so in order to perform its duties and obligations under this Agreement or to the extent that IASC is required by law to make such disclosure.

            7.05 IASC will obtain in writing the consent of the owners of the one or more computerized data processing recordkeeping systems for annuity processing and administration referred to in this Agreement to use such systems for the benefit of Presidential in accordance with the terms of this Agreement. Such written consents shall be secured from existing and future providers of systems to IASC when they are so contracted and a copy thereof shall be furnished to Presidential.

            SECTION 8 Covenants of Presidential

            8.01 Presidential shall utilize and employ, as applicable, all control procedures available under the IASC System of which Presidential is advised and Presidential shall promptly advise IASC of any errors or mistakes in the data or information provided to IASC, the records maintained or output generated hereunder.

            8.02 Presidential shall provide to IASC, in the formats and form specified by IASC, all information and data necessary or required in connection therewith so that the output produced by the system shall be complete and accurate when it is generated by IASC's System and Facilities.

            8.03 In the event Presidential shall erroneously provide information or shall provide incorrect information or data to IASC, Presidential shall correct such information and data promptly.

            8.04 Presidential acknowledges that IASC has certain rights in and to the IASC System and that the IASC System constitutes confidential material and trade secrets of IASC; and it agrees to maintain the confidentiality of the IASC System.

            8.05 Presidential shall use its best efforts to cause the registration statement under the Securities Act of 1933 relating to the Contracts to become effective and the Contracts, and the Separate Account relating thereto, to be approved by the New York Insurance Department.

            SECTION 9 Termination of Agreement

            9.01 This Agreement may be terminated or amended by mutual agreement in writing at any time.

            9.02 This Agreement may be terminated by either party by written notice to the other not less than 180 days prior to the end of the initial term or any subsequent one-year term; provided, however, that any such notice of termination by Presidential shall be inapplicable to Variable Annuity Contracts issued prior to the effective date of such termination. Except as may otherwise be agreed by the parties, IASC shall continue to service all Presidential Contracts outstanding on the effective date of such termination for as long as any of such Contracts remains outstanding and the provisions of this Agreement shall continue in all respects to govern the relationship between Presidential and IASC with respect to such Contracts.

            9.03 At least ninety (90) days prior to the end of any term hereof, IASC shall give Presidential written notice if IASC desires to increase its fees or charges to Presidential, or to change the manner of payment, commencing with the next term. IASC shall only be allowed to raise such fees which are paid directly by policyholders. if IASC and Presidential do not agree to fees and charges before the end of the term during which such notice is given by IASC, this Agreement shall terminate at the end of such term.

            9.04 If either of the parties hereto shall materially breach this Agreement or be materially in default in the performance of any of its duties and obligations hereunder (the defaulting party), the other party hereto may give written notice thereof to the defaulting party and if such default or breach shall not have been remedied within thirty (30) days after such written notice is given, then the party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of such termination to the defaulting party, provided, however, that, if IASC elects to terminate this Agreement for other than nonpayment of fees and charges and if Presidential shall so request in writing, IASC shall continue to provide the services described herein to Presidential for a period of six (6) months following such termination, such service to be provided in accordance with the terms of this Agreement and at 100 percent of the fees in effect for the term immediately preceding such six (6) month period. Termination of this Agreement by default or breach by Presidential shall not constitute a waiver of any rights of IASC in reference to services performed prior to such termination or rights of IASC to be reimbursed for out-of-pocket expenditures; termination of this Agreement by default or breach by IASC shall not constitute a waiver by Presidential of any other rights it might have under this Agreement.

            SECTION 10 Changes and Modifications

            10.01 During any term of this Agreement, IASC will make available for Presidential's use without additional cost all modifications and improvements to the IASC System and, at

Presidential's expense, IASC will use its best efforts to make any reasonable changes requested by Presidential. Incremental operating charges attendant to such system changes requested by Presidential shall be determined by mutual agreement, except that changes occasioned by the requirements of any regulatory agency having jurisdiction over the parties or the contracts shall be borne by IASC.

            10.02 IASC shall have the right, at any time, and from time to time, to alter and modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder; provided that alterations or modifications which may materially change or affect the operations and procedures of Presidential in using or employing IASC's System or Facilities thereunder shall be discussed with Presidential prior to commencement in order that the parties be given the opportunity to explore alternatives that will prove less disruptive, and further provided that such alterations or modifications are consistent with the requirements outlined in Exhibit A and the other provisions of this Agreement.

             SECTION 11   Assignment

             11.01 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party hereto without the prior written consent of the other; provided, however, that IASC may assign this Agreement, upon notification to Presidential, to any affiliated company that agrees in writing to perform all of IASC's obligations hereunder and has administrative capabilities at least equal to IASC, unless the New York Insurance Department objects to such assignment.

            11.02 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

            11.03 IASC has disclosed to Presidential that it will subcontract for some services with DST, Inc. and/or its subsidiary, Policyholder Service Corporation, as well as other vendors. In the event of such subcontracting, IASC shall remain primarily responsible for the performance of such services. In the event that this Agreement is terminated, IASC will not take any action to preclude Presidential from obtaining services from DST, Inc. or any of its subsidiaries, or at Presidential's discretion from acquiring such services from any other vendor.

            SECTION 12 Arbitration

            12.01 Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in New York City in accordance with the rules of the American Arbitration Association. IASC and Presidential, before entering into arbitration, shall each appoint an arbitrator to be a member of the panel. Should the two arbitrators not be able to agree on a choice of the third, then the American Arbitration Association shall make the appointment of a person who is neutral to the parties in controversy. None of the arbitrators shall be a current or former officer or employee of the parties to this Agreement or their affiliates. If either party fails to choose an arbitrator within 30 days after receiving the written request of the other party to do so, the latter shall choose both arbitrators, who shall choose the third arbitrator.

The arbitrators shall be impartial and shall be present or former officers of life insurance or life reinsurance companies.

            12.02 The party requesting arbitration (the "Petitioner") shall submit its brief to the arbitrators with 30 days after notice of the selection of the third arbitrator. Upon receipt of the Petitioner's brief, the other party (the "Respondent") shall have 30 days to file a reply brief. On receipt of the Respondent's brief, the Petitioner shall have 20 days from the receipt of Respondent's brief to file its rebuttal brief. The arbitrators may extend the time for filing of briefs at the request of either party.

            12.03 The arbitrators are relieved from judicial formalities and, in addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, shall make their award with a view to effecting the intent of this Agreement. The decision of the majority shall be final and binding upon the parties.

            12.04 The costs of arbitration, including the fees of the arbitrators, shall be shared equally unless the arbitrators decide otherwise.

            12.05 The arbitration shall be held at the times and places agreed upon by the arbitrators.

            12.06 The arbitration award shall be in writing and shall be signed by at least a majority of the arbitrators. The award shall be made promptly by the arbitrators and, unless otherwise agreed by the parties, shall be delivered to the parties either personally or by mail not later than 30 days from the date of the close of the arbitration proceedings.



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

            SECTION 13 Miscellaneous

            13.01 Presidential or its duly authorized independent auditors will have the right under this Agreement to perform on-site audits of records and accounts directly pertaining to the annuity policies serviced by IASC's Facilities hereunder at IASC's Facilities in accordance with reasonable procedures and at reasonable frequencies. At the request of Presidential, IASC will make available to Presidential's auditors and representatives of the appropriate regulatory agencies all reasonably requested records, data, and access to operating procedures.

            13.02 The parties hereto agree that all tapes, books, reference manuals, instructions, records, information and data pertaining to the business of the other party, IASC's System and the policyowners serviced by Presidential hereunder which are exchanged or received pursuant to the negotiation of and/or the carrying out of this Agreement shall remain confidential and shall not be voluntarily disclosed to any other person, except to the extent that it is necessary for IASC or Presidential to do so in order to perform their duties and obligations under this Agreement or to the extent that IASC is required by law to do so, and that all such tapes, books, reference manuals, instructions, records, information and data in the possession of each of the parties hereto shall be returned to the party from whom it was obtained upon the termination or expiration of this Agreement.

            13.03 It is understood and agreed that all services performed hereunder by IASC shall be as an independent contractor and not as an employee of Presidential.



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
            13.04 The consideration due hereunder does not include any amount for taxes. IASC will be responsible for the payment of any sales, use, excise or other tax arising from this Agreement.

            13.05 Any notice, request, instruction or other communication at any time hereunder required or permitted to be given or furnished by either party hereto to the other shall be effective if in writing and mailed by registered mail, return receipt requested, or actually delivered to the party to be notified. The addresses of the parties hereto for the foregoing purposes are as set forth on the first page of the Agreement, unless either party notifies the other as provided herein.

            13.06 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written, and this Agreement may not be modified except in a written instrument executed by both of the parties hereto.

            13.07 This Agreement shall be governed by the laws of the State of New York.



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

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by and through their duly authorized officers as of the day and year first above written.



                                       PRESIDENTIAL LIFE INSURANCE COMPANY

                                       By: [SIG]
                                           -------------------------------------


                                       INTEGRATED ADMINISTRATIVE SERVICES
                                       CORPORATION


                                       By: [SIG]
                                           -------------------------------------

                                    EXHIBIT A

                       PRESIDENTIAL LIFE INSURANCE COMPANY

                      VARIABLE ANNUITY RECORDKEEPING SYSTEM
                              OUTPUTS AND SERVICES


DAILY OUTPUT

   1.    Daily Cash Recap
   2.    Daily Unit Recap
   3.    Master File Update Error Report
   4.    Control Totals
   5.    Daily Price File Update
   6.    As Of Transaction Report
   7.    Daily Production Report
   8.    Maintenance Journals
   9.    Investment Vehicle Earnings Report
  10.    Daily Batch Balance
  11.    Error Listing
  12.    Annuity New Policy Register
  13.    Daily Disbursement Check Register
  14.    Daily Check Reconciliation Update Register
  15.    Contract Preparation and issue

MONTHLY OUTPUT

   1.    Monthly Production Report
   2.    Monthly Reserve Report
   3.    Premium Tax Report
   4.    Monthly Recap of Daily Transaction Reports

CUSTOM FORM OUTPUT

   1.    Confirmation Statements
   2.    Specification Page
   3.    Commission Statements
   4.    Commission Checks
   5.    Disbursement Checks

ADDITIONAL SERVICES

   1.    Error Rectification
   2.    Policyholder Inquiries
   3.    Broker/Agent Inquiries
   4.    Contract Filing and Registration Assistance
   5.    Training
   6.    Licensing
   7.    Marketing Assistance



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
  CONTRACT ISSUE

         1. Review application for completeness and apply issue criteria to application. Print and maintain supply of policies.

         2. Prepare contract data page, issue contract and confirmation for paid business and mail to policyholders and/or agents .

         3. Establish and maintain all policyholder records, as applicable, on computer and microfilm systems.

         4. Notify agent or PRESIDENTIAL LIFE INSURANCE COMPANY of any error or missing data needed to establish policyholder records and attempt to clarify before third business day after receipt.

         5. Deposit monies received with application into appropriate accounts.

         6. Print and maintain inventory of all issue-related forms, policies, endorsements, and transaction request forms.

  BILLING AND COLLECTION

         1. Receive purchase payments and process amount paid to policyholder records and appropriate accounts.

         2.     Prepare and mail confirmations.

         3. Update the master records and all other records to reflect payments received, and perform accounting distribution of each payment received.

  BANKING

         1.     Balance, edit, endorse and prepare daily deposit.

         2.     Place deposits into a depository account.

         3. Prepare checks for partial and full surrenders, as well as for death claims.

         4.     Transfer funds from and to the appropriate accounts.

         5. On dishonored items, reverse all transactions, prepare reports and communicate with policyholder or agent.

  ACCOUNTING/AUDITING

         1. Prepare daily account reports for all policies for each day with cash transactions.

         2. Retain system-generated reports in accordance with a retention schedule to be mutually established. Provide access to such reports for internal and external auditing.

  VALUATION OF POLICIES

         1. Calculate cash value, when needed, based on variable interest rates, cash transactions, and appropriate deductions.

         2. Deduct cost of mortality, expenses and administration based on contract provisions.

  POLICYHOLDER SERVICE/RECORD MAINTENANCE

         1. Receive and implement all policyholder service requests and changes of any other information maintained on the system other than those undertaken by Presidential Life.

         2. Research all inquiries using both data stored in the system and microfilm records. Respond directly to any questions or inquiries as mutually defined.

         3. Prepare a set of daily journals confirming all changes made to policyholder records. Microfilm or file all copies of communications from policyholders.

         4.     Originate and review forms. Print and maintain adequate supply.

  DISBURSEMENTS (SURRENDERS, LOANS AND CLAIMS)

         1. Receive requests for partial or full surrenders and death claims from policyholder, agent or home office. Retain and account for any policy administrative charges.

         2. Process all surrender requests and death claims on policyholder master files.

         3. Prepare checks for surrenders and death claims and forward to policyholder or beneficiary (including confirmation).

         4.     Prepare reports on surrenders and death claims.

         5.     Review and maintain adequate supply of checks and confirmations.

         6.     Prepare appropriate I.R.S. forms as required for disbursements.

  COMMISSIONS

         1. Calculate commissions based on tables agreed to by PRESIDENTIAL LIFE INSURANCE COMPANY.

         2.     Report commissions semi-monthly.

  PERIODIC REPORTS TO POLICYHOLDERS

         1. Prepare and mail statement of account to each policyholder quarterly, or more often as agreed to.

  REGULATORY STATEMENT REPORTS

         1. Provide data for Separate Account Exhibit for PRESIDENTIAL LIFE INSURANCE COMPANY'S annual reporting.

         2. Prepare appropriate I.R.S. reports for withdrawals and distributions and mail to policyholder and IRS.

  PREMIUM TAXES

         1.     Collect and account for premium taxes as appropriate.

                                    EXHIBIT B
                       PRESIDENTIAL LIFE INSURANCE COMPANY
                                  FEE SCHEDULE


ONGOING SERVICE FEE:

      $30.00 - Per Contract Per Year - Flat

IASC will bill 1/12th the annual charge on a monthly basis for any policy that contains assets at any time during the month; plus

 .435% per year of the aggregate assets held under the Contracts, payable monthly based upon the value of such assets as of the close of each month.

EXPENSES:

IASC will bill out-of-pocket expenses as they are incurred. "Out-of-pocket expenses" shall include charges by outside vendors for services specifically requested by Presidential.

                                   EXHIBIT C

                               INSURANCE COVERAGE

    Insurance Coverages Maintained with respect to IASC and the IASC System:



TYPE                      LIMITS        DEDUCTIBLE       DATE                 CARRIER                      BROKER
----------------------------------------------------------------------------------------------------------------------------

Directors & Officers    $10,000,000     $1,000,000      7/31/88       National Union             Walter Kaye Associates, I
Liability
----------------------------------------------------------------------------------------------------------------------------
Crime                     1,000,000          2,500     12/31/87       Fidelity & Deposit         Fred S. James & Co.
                                                                      Co. of Maryland
----------------------------------------------------------------------------------------------------------------------------
Excess Crime              5,000,000             --       6/1/88       National Union             Walter Kaye Associates, I
----------------------------------------------------------------------------------------------------------------------------
Comprehensive General     1,000,000          2,500      11/1/87       Atlas Assurance            Fred S. James & Co.
Liability                                                             Company
----------------------------------------------------------------------------------------------------------------------------
Umbrella Liability       10,000,000             --      Various       Various                    Walter Kaye Associates, In
----------------------------------------------------------------------------------------------------------------------------
Property                  Blanket           10,000      Various       Various                    Walter Kaye Associates, In
----------------------------------------------------------------------------------------------------------------------------

                                 AMENDMENT NO. 1

                                       TO

                                SERVICE AGREEMENT


           WHEREAS, Presidential Life Insurance Company ("Presidential") and Integrated Administrative Services Corporation ("IASC") entered into a Service Agreement dated as of October 14, 1987 (the "Service Agreement") with respect to the performance of administrative services by IASC in connection with certain variable annuity contracts to be issued by Presidential; and

           WHEREAS, Presidential and IASC wish to make certain changes in the fees payable to IASC under the Service Agreement;

           NOW, THEREFORE, the parties agree that, effective as of December 1, 1988, Exhibit B to the Service Agreement shall be amended to read in its entirety as set forth on the following page.

                                       PRESIDENTIAL LIFE INSURANCE
                                         COMPANY


                                       by /s/ JOSEPH F. KOLODNEY
                                          -------------------------------------
                                          Joseph F. Kolodney
                                          President


                                       INTEGRATED ADMINISTRATIVE
                                         SERVICES CORPORATION


                                       by /s/ JOEL S. FELDMAN
                                         --------------------------------------
                                         Joel S. Feldman
                                         President

                                    EXHIBIT B
                       PRESIDENTIAL LIFE INSURANCE COMPANY
                                  FEE SCHEDULE
ONGOING SERVICE FEE:

           1. $30.00 per contract per year. IASC will bill 1/12th the annual charge on a monthly basis for any Contract that contains assets at any time during the month; plus

           2. $25.00 for each transfer of a Contract Owner's interest from one Separate Account Division to another which is made within thirty (30) days of a prior transfer or within thirty (30) days of the Issue Date; plus

           3. .355% per year of the aggregate assets held under all Contracts in force for more than three (3) years, payable monthly based upon the value of such assets as of the close of each month; plus

           4. An amount equal to 20% of all Withdrawal Charges payable under the Contracts as a result of partial withdrawals made by Contract Owners in excess of Free Withdrawal Amounts and Contract surrenders within six (6) years of the Issue Date, such amounts to be paid to IASC as they become due and payable.


EXPENSES:

           IASC will bill out-of-pocket expenses as they are incurred. "out-of-pocket expenses" shall include charges by outside vendors for services specifically requested by Presidential.




                                                                      As amended
                                                                      effective
                                                                      12/1/88

                                 AMENDMENT NO. 2

                                       TO

                                SERVICE AGREEMENT

           WHEREAS, Presidential Life Insurance Company ("Presidential") and Integrated Administrative Services Corporation ("IASC") entered into a Service Agreement dated as of October 14, 1987, and amended as of December 1, 1988, (the "Service Agreement") with respect to the performance of administrative services by IASC in connection with certain variable annuity contracts ("Contracts") to be issued by Presidential; and

           WHEREAS, Presidential desires to expand the options available under the Contracts to permit the allocation of assets to its General Account; and

           WHEREAS, Presidential and IASC wish to make certain changes to the Schedule of Services to be provided by IASC and to the Schedule of fees payable to IASC under the Service Agreement in light of the foregoing;

           NOW, THEREFORE, the parties agree that Exhibits A and B to the Service Agreement shall be amended to read as set forth on the attached five (5) pages.

                                       PRESIDENTIAL LIFE INSURANCE
                                         COMPANY



                                        by [SIG]
                                           ------------------------------------
                                           President


                                       INTEGRATED ADMINISTRATIVE
                                         SERVICES CORPORATION



                                       by /s/ JOSEPH L. BLATTNER, JR.
                                          --------------------------------------
                                          Joseph L. Blattner, Jr.
                                          Executive Vice President

                                    EXHIBIT A

                       PRESIDENTIAL LIFE INSURANCE COMPANY

                      VARIABLE ANNUITY RECORDKEEPING SYSTEM
                              OUTPUTS AND SERVICES


DAILY OUTPUT

  1.  Daily Cash Recap
  2.  Daily Unit Recap
  3.  Master File Update Error Report
  4.  Control Totals
  5.  Daily Price File Update
  6.  As of Transaction Report
  7.  Daily Production Report
  8.  Maintenance Journals
  9.  Investment Vehicle Earnings Report
 10.  Daily Batch Balance
 ll.  Error Listing
 12.  Annuity New Policy Register
 13.  Daily Disbursement Check Register
 14.  Daily Check Reconciliation Update Register
 15.  Contract Preparation and issue

MONTHLY OUTPUT

  1.  Monthly Production
  2.  Monthly Reserve Report
  3.  Premium Tax Report
  4.  Monthly Recap of Daily Transaction Reports

CUSTOM FORM OUTPUT

  1.  Confirmation Statements
  2.  Specification Page
  3.  Commission Statements
  4.  Commission Checks
  5.  Disbursement Checks

ADDITIONAL SERVICES

  1.  Error Rectification
  2.  Policyholder Inquiries
  3.  Broker/Agent Inquiries
  4.  Contract Filing and Registration Assistance
  5.  Training
  6.  Licensing
  7.  Marketing Assistance

  CONTRACT ISSUE

         1. Review application for completeness and apply issue criteria to application. Print and maintain supply of policies and all endorsements and riders thereto.

         2. Prepare contract data page, issue contract, appropriate riders or endorsements, confirmation for paid business and mail to policyholders and/or agents.

         3. Establish and maintain all policyholder records, as applicable, on computer and microfilm systems.

         4. Notify agent or PRESIDENTIAL LIFE INSURANCE COMPANY of any error or missing data needed to establish policyholder records and attempt to clarify before third business day after receipt.

         5. Deposit monies received with application into appropriate accounts.

         6. Print and maintain inventory of all issue-related forms, policies, endorsements, and transaction request forms.

  BILLING AND COLLECTION

         1. Receive purchase payments and process amount paid to policyholder records and appropriate accounts.

         2.     Prepare and mail confirmations.

         3. Update the master records and all other records to reflect payments received, and perform accounting distribution of each payment received.

  BANKING

         1.     Balance, edit, endorse and prepare daily deposit.

         2.     Place deposits into a depository account.

         3. Prepare checks for partial and full surrenders, as well as for death claims.

         4      Transfer funds from and to the appropriate accounts.

         5. On dishonored items, reverse all transactions, prepare reports and communicate with policyholder or agent.

  ACCOUNTING/AUDITING

         1. Prepare daily account reports for all policies for each day with cash transactions.

         2. Retain system-generated reports in accordance with a retention schedule to be mutually established. Provide access to such reports for internal and external auditing.

  VALUATION OF POLICIES

         1. Calculate cash value, when needed, based on variable interest rates, General Account interest rate, cash transactions, and appropriate deductions.

         2. Deduct cost of mortality, expenses and administration based on contract provisions.

  POLICYHOLDER SERVICE/RECORD MAINTENANCE

         1. Receive and implement all policyholder service requests and changes of any other information maintained on the system other than those undertaken by Presidential Life.

         2. Research all inquiries using both data stored in the system and microfilm records. Respond directly to any questions or inquiries as mutually defined.

         3. Prepare a set of daily journals confirming all changes made to policyholder records. Microfilm or file all copies of communications from policyholders.

         4.     Originate and review forms. Print and maintain adequate supply.

  DISBURSEMENTS (SURRENDERS, LOANS AND CLAIMS)

         1. Receive requests for partial or full surrenders and death claims from policyholder, agent or home office. Retain and account for any policy administrative charges.

         2. Process all surrender requests and death claims on policyholder master files.

         3. Prepare checks for surrenders and death claims and forward to policyholder or beneficiary (including confirmation).

         4.     Prepare reports on surrenders and death claims.

         5.     Review and maintain adequate supply of checks and confirmations.

         6.     Prepare appropriate I.R.S. forms as required for disbursements.

  COMMISSIONS

         1. Calculate commissions based on tables agreed to by PRESIDENTIAL LIFE INSURANCE COMPANY.

         2.     Report commissions semi-monthly.

  PERIODIC REPORTS TO POLICYHOLDERS

         1. Prepare and mail statement of account to each policyholder quarterly, or more often as agreed to.

  REGULATORY STATEMENT REPORTS

         1. Provide data for Separate Account Exhibit for PRESENDENTIAL LIFE INSURANCE COMPANY'S annual reporting.

         2. Prepare appropriate I.R.S. reports for withdrawals and distributions and mail to policyholder and IRS.

  PREMIUM TAXES

         1.     Collect and account for premium taxes as appropriate.

                                    EXHIBIT B
                       PRESIDENTIAL LIFE INSURANCE COMPANY
                                  FEE SCHEDULE
ONGOING SERVICE FEE:

           1. $30.00 per contract per year. IASC will bill 1/12th the annual charge an a monthly basis for any Contract that contains assets, at any time during the month; plus

           2. $25.00 for each transfer of a Contract Owner's interest among Presidential's General Account or the Separate Account Divisions which is made within thirty (30) days of a prior transfer or within thirty (30) days of the Issue Date; plus

           3. .355% per year of the aggregate assets allocated to the Separate Account and held under all Contracts in force for more than three (3) years, payable monthly based upon the value of such assets as of the close of each month; plus

           4. .50% per year of the aggregate assets allocated to Presidential's General Account and held under all Contracts during their first three (3) Contract Years, and .855% per year of such aggregate assets thereafter. In all Contract Years, this fee is payable monthly based upon the value of such assets as of the close of each month; plus

           5. An amount equal to 20% of all Withdrawal Charges payable under the Contracts as a result of partial withdrawals made by Contract Owners in excess of Free Withdrawal Amounts and Contract surrenders within six (6) years of the Issue Date, such amounts to be paid to IASC as they become due and payable.


EXPENSES:

           IASC will bill out-of-pocket expenses as they are incurred. "Out-of-pocket expenses" shall include charges by outside vendors for services specifically requested by Presidential.




                                                                      As amended
                                                                      effective
                                                                        / /89